EXHIBIT 2(e)

                               State of Delaware
                        Office of the Secretary of State

                           -------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

      "RPM INCORPORATED', A DELAWARE CORPORATION,

      WITH AND INTO "TIREX ACQUISITION CORP." UNDER THE NAME OF "TIREX ACQUISITION CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTIETH DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                             /s/ Edward J. Freel
                                  [SEAL]     -----------------------------------
                                             Edward J. Freel, Secretary of State

                                                         AUTHENTICATION: 8872796

                             CERTIFICATE OF MERGER

                                       OF

                                RPM INCORPORATED

                                      AND

                            TIREX ACQUISITION CORP.

It is hereby certified that:

      1. The constituent business corporations participating in the merger herein certified are:

      (I) RPM Incorporated, which incorporated under the laws of the State of Delaware; and

      (II) Tirex Acquisition Corp., which is incorporated under the laws of the State of Delaware.

      2. An Agreement and Plan of Merger has been approved, adopted certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation in the merger herein certified is Tirex Acquisition Corp. which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

      4. The Certificate of Incorporation of Tirex Acquisition Corp., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

      5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations in on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                           Tirex Acquisition Corp.
                           c/o The Tirex Corporation
                           740 St. Maurice, Suite 201
                           Montreal, Quebec H3C 1L5

      6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

      7. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon filing, of this certificate of Merger.

Dated: January 8, 1998                        RPM Incorporated

                                              By: /s/Eugene Stricker, DDS
                                                 -------------------------------
                                                 Dr. Eugene Stricker, President

Dated: January 8, 1998                        Tirex Acquisition Corp.


                                              By: /s/ Terence C. Byrne
                                                 -------------------------------
                                                 Terence C. Byrne, President